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FOR IMMEDIATE RELEASE

CONTACT:      Mark King
              Chief Operating Officer
              ACS, Inc.
              214-841-8007
              mark_king@acs-inc.com

              ACS ANNOUNCES KEY ORGANIZATIONAL CHANGES TO POSITION
                      COMPANY FOR NEW GROWTH OPPORTUNITIES


DALLAS, TEXAS: March 7, 2001 - ACS, a global provider of information technology outsourcing and business process outsourcing (BPO) services, announced today key organizational changes to position the company for exciting new growth opportunities. Key changes include the promotion of Mark King to Chief Operating Officer; the promotion of Henry Hortenstine to lead Global Business Development; the promotion of Harvey Braswell to Group President of Government Services; and Warren Edwards' promotion to Chief Financial Officer.

ACS, with over $2 billion of annual revenue, is one of the fastest growing IT and BPO service companies. Jeff Rich, as President and Chief Executive Officer of the company, has created a new organizational structure to facilitate future growth and expansion. "This new organization is the culmination of the strategic initiatives we have been implementing to position ACS for the next wave of growth. Going forward, we will focus on expanding our BPO business, growing our vertical industry units, and maximizing synergies through integration initiatives. All three objectives are well served by our new structure, which creates two new positions, Chief Operating Officer and Global Business Development," said Jeff Rich. Mr. Rich continued, "I'm extremely pleased that Mark will be assuming operating responsibility for ACS and Henry will be focusing on significant growth initiatives."

Mr. King's new role is vital to ACS' expansion plans. His twelve years of experience at ACS give him a complete understanding of ACS' business, clients, and capabilities. Mark King said: "Our focus will be to continue our successful track record of performance, high levels of client satisfaction, and to create additional opportunities for our people." Mr. King went on to say: "Enabling Jeff and Henry to spend more time on strategic direction will greatly expand new growth opportunities for ACS."

Henry Hortenstine will assume responsibility for Global Business Development. Mr. Hortenstine has been with ACS for 10 years and has played an instrumental role in developing core capabilities and expanding client relationships. In his new role, he will focus on significant new business opportunities, expansion into new markets, and the development of vertical industry expertise. Mr. Hortenstine will report directly to Mr. Rich.






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Harvey Braswell, who joined ACS in 1998, has been promoted to Group President responsible for federal, state, and local government businesses. Mr. Braswell has 30 years of experience in the IT services industry, and has been the driving force behind ACS' fast growing state and local government business units. Mr. Braswell will report directly to Mr. King, as will Lynn Blodgett, Group President of ACS Business Process Solutions. Bill Woodard, formerly President of ACS' Federal government group, has resigned from the company to pursue other interests.

Warren Edwards, who previously served as the Senior Vice President of Finance and Accounting, will assume the role of Chief Financial Officer for ACS. Edwards joined ACS in 1996 and has overseen financial operations during the company's growth from $400 million of annual revenue to its current levels of more than $2 billion annually. Mr. Edwards will report directly to Mr. Rich.

ACS is a Fortune 1000 company comprised of nearly 20,000 people in 21 countries providing technology solutions to commercial and government clients worldwide. The company delivers e-solutions, systems integration services, and a complete range of technology outsourcing, business process outsourcing, and systems integration services to world-class clients. The company's Class A common stock trades on the New York Stock Exchange under the symbol "ACS". ACS makes technology work. Visit ACS on the Internet at http://www.acs-inc.com.

The statements in this news release that do not directly relate to historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company's control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward- looking statements. For a description of these factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.